As filed with the Securities and Exchange Commission on April 9, 2009

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VANTAGE DRILLING COMPANY
(Exact name of registrant as specified in its charter)

Cayman Islands (State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

777 Post Oak Boulevard, Suite 610 Houston, Texas 77056 (Address of Principal Executive Offices) (Zip Code)

VANTAGE DRILLING COMPANY
 2007 LONG-TERM INCENTIVE COMPENSATION PLAN
(Full title of the plan)

Name, Address and Telephone Number of Agent for Service: Chris E. Celano General Counsel Vantage Drilling Company 777 Post Oak Boulevard, Suite 610 Houston, Texas 77056 (281) 404-4700	Copy of Communications to: Bryan K. Brown Porter & Hedges, L.L.P. 1000 Main Street, 36th Floor Houston, Texas 77002-6336 (713) 226-6691

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee (3)
Ordinary Shares, par value $0.001 per share	7,500,000	$1.38	$10,350,000	$577.53

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional ordinary shares that may be offered or issued in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under those plans, or other similar event.

(2)
Estimated solely for the purpose of calculating the registration fee.  Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices reported on the NYSE Alternext US on April 3, 2009.

(3)	Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-8 has been prepared and filed by Vantage Drilling Company (the “Registrant”) pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the 7,500,000 ordinary shares subject to issuance upon the granting of awards under the 2007 Long-Term Incentive Compensation Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Note:  The document(s) containing the employee benefit plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act.  In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428.  Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed on March 13, 2009;

(b)	The Registrant’s Current Reports on Form 8-K filed on January 15, 2009, February 9, 2009, February 20, 2009, and March 9, 2009; and

(c)
 The description of the Registrant’s ordinary shares contained in the Registrant’s Registration Statement on Form 8-A filed on June 6, 2008 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which derigisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that no information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K shall be incorporated herein by reference.  Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel.

None.

Item 6.  Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against actual fraud (whether criminal or civil), dishonesty, or the consequences of committing a crime.  Our memorandum and articles of association provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own actual fraud or wilful deceit.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his capacity as such.

Item 8.  Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit Number	Exhibit Description

4.1	Specimen Unit certificate (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-4 (Commission File No. 333-147797)).

4.2	Specimen Ordinary Share certificate (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-4 (Commission File No. 333-147797)).

4.3	Vantage Drilling Company 2007 Long-Term Incentive Compensation Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Form 8-K filed with the SEC on June 18, 2008).

4.4	Form of Restricted Stock Award Agreement.

4.5	Form of Non-Qualified Option Agreement.

5.1	Opinion of Maples and Calder.

23.1	Consent of Maples and Calder (included in Exhibit 5.1).

23.2	Consent of UHY LLP, independent registered public accounting firm.

24.1	Power of Attorney (included in signature page hereto).

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 8th day of April, 2009.

VANTAGE DRILLING COMPANY

By:	/s/ PAUL A. BRAGG
Name: Paul A. Bragg
Title: Chairman and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Chris Edward Celano and Douglas G. Smith, and each of them, as such person’s true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 8th day of April, 2009.

Signature	Title

/s/ Paul A. Bragg	Chairman and Chief Executive Officer
Paul A. Bragg	(Principal Executive Officer)

/s/ Douglas G. Smith	Chief Financial Officer and Treasurer
Douglas G. Smith	(Principal Financial Officer)

/s/ Edward G. Brantley	Chief Accounting Officer and Controller
Edward G. Brantley	(Principal Accounting Officer)

/s/ Christopher G. DeClaire	Vice President, Secretary, and Director
Christopher G. DeClaire

/s/ Jorge E. Estrada	Director
Jorge E. Estrada

/s/ Marcelo D. Guiscardo	Director
Marcelo D. Guiscardo

/s/ John C.G. O’Leary	Director
John C.G. O’Leary

/s/ John Russell	Director
John Russell

/s/ Hsin Chi Su	Director
Hsin Chi Su

/s/ Steinar Thomassen	Director
Steinar Thomassen

/s/ Robert Grantham	Director
Robert Grantham

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Specimen Unit certificate (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-4 (Commission File No. 333-147797)).

4.2	Specimen Ordinary Share certificate (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-4 (Commission File No. 333-147797)).

4.3	Vantage Drilling Company 2007 Long-Term Incentive Compensation Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Form 8-K filed with the SEC on June 18, 2008).

4.4	Form of Restricted Stock Award Agreement.

4.5	Form of Non-Qualified Option Agreement.

5.1	Opinion of Maples and Calder.

23.1	Consent of Maples and Calder (included in Exhibit 5.1).

23.2	Consent of UHY LLP, independent registered public accounting firm.

24.1	Power of Attorney (included in signature page hereto).